Exhibit 10.3

FIRST AMENDMENT TO THE

2020 MANAGEMENT INCENTIVE PLAN

OF

HORNBECK OFFSHORE SERVICS, INC.

This FIRST AMENDMENT TO THE 2020 MANAGEMENT INCENTIVE PLAN OF HORNBECK OFFSHORE SERVICES INC. (this “Amendment”) is made effective as of the 8th day of February, 2022 by the Board of Directors (the “Board”) of Hornbeck Offshore Services, Inc. (the “Company”).

WHEREAS, the Company sponsors the 2020 Management Incentive Plan of Hornbeck Offshore Services, Inc. (the “Plan”).

WHEREAS, pursuant to Section 13.6 of the Plan, the Board may at any time amend the provisions of the Plan;

WHEREAS, the Company desires to amend the Plan to change the definition of Change of Control under the Plan.

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Section 14.1(h) shall be amended to read in its entirety as follows:

Change of Control. Unless otherwise provided for in an Award or Award Agreement, means the occurrence of one (1) or more of the following events following the Effective Date: (i) any “person,” as such term is used in Sections 13(d) of the Exchange Act (other than the Company, any of its Affiliates, a Permitted Holder, or any trustee or other fiduciary holding securities under any employee benefit plan of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, recapitalization, reorganization, or otherwise, directly or indirectly, of securities of the Company representing sixty-five percent (65%) or more of the combined voting power of the Company’s then outstanding securities (on a fully-diluted basis, assuming exercise of all Jones Act Warrants, (ii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions other than (A) to an Affiliate of the Company or a Permitted Holder or (B) in connection with a spinoff or similar corporate transaction involving an Affiliate of the Company, Permitted Holder or then current shareholder(s), or (iii) a transaction or series of transactions following which the Permitted Holder(s) collectively, in the aggregate, cease to own thirty-five percent (35%) or more of the securities in the Company; provided, that, a Change of Control shall not be deemed to have occurred so long as a Permitted Holder continues to own at least thirty-five percent (35%) of securities of the Company. For the avoidance of doubt, the Permitted Holders’ sell-down of their securities in the Company following an Initial Public Offering, to the extent it meets the threshold set forth in the foregoing clause (iii), can trigger a Change of Control thereunder. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change of Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; for the avoidance of doubt, whether a transaction constitutes a Change of Control for purposes of triggering the grant of Special RSUs under Section 2.2(c) shall be determined without regard to the foregoing Section 409A of the Code limitation.